EXHIBIT 23.1
                                                                    ------------

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated February 19, 2002 on the financial statements of RxBazaar, Inc., which includes an emphasis paragraph relating to an uncertainty as to RxBazaar's ability to continue as a going concern, and to the use of our report dated June 29, 2001 on the financial statements of FPP Distribution, Inc., in the Current Report on Form 8-K filed by RxBazaar, Inc. on August 8, 2002.


                                                 /s/ WOLF & COMPANY, P.C.





Boston, Massachusetts
August 8, 2002